Exhibit 99.1

June 22, 2022	Contact:	Lisa Weeks
843-383-7524
lisa.weeks@sonoco.com

Sonoco Raises Second-Quarter 2022 Financial Guidance

HARTSVILLE, S.C., U.S. – Sonoco (NYSE: SON), one of the largest global sustainable packaging companies, today provided updated guidance for its second quarter net income per diluted share, ending July 3, 2022, and announced its earnings release date and investor conference call information.

Sonoco Provides Second-Quarter 2022 Financial Update

Based on strong April and May results combined with its current June forecast, Sonoco expects second-quarter 2022 GAAP net income to be in a range of $1.27 to $1.37 per diluted share compared to a loss of ($3.34) per diluted share in the prior year quarter. Second-quarter GAAP net income reflects estimated after-tax restructuring charges, acquisition-related expenses, including certain aspects of purchase accounting, intangibles amortization expense, an increase in the LIFO reserve and other items. As a result, the Company expects second-quarter 2022 base net income to be in a range of $1.60 to $1.70 per diluted share, which at the mid-point is over 70 percent above second-quarter 2021 base net income of $0.93 per diluted share and over 30 percent above the Company’s previously communicated second-quarter 2022 base net income guidance range of $1.20 to $1.30 per diluted share. Sonoco reported GAAP net income of $1.17 per diluted share and base net income of $1.85 per diluted share in the first quarter of 2022. (See base net income definition, explanation and reconciliation to GAAP net income later in this release.)

Sonoco expects operating results to be significantly better than previously projected due to sustained customer demand particularly in its Consumer Packaging and All Other segments, as well as continued strong performance in price recovery. In addition, operating results are expected to benefit from the continued strong performance of the Company’s Metal Packaging business, which was acquired in the first quarter of 2022.

Information on Second Quarter Financial Release Date and Management Conference Call

Sonoco expects to report its second-quarter financial results before the NYSE opens for trading on Thursday, July 21, 2022. Management will host a conference call and webcast to review those results beginning at 11 a.m. ET on that day. The live conference call and a corresponding presentation will be made available via the Company’s Investor Relations website at https://investor.sonoco.com. To participate via telephone, please register in advance at https://register.vevent.com/register/BI3b6724abceb64b5aae827c935441ab9d. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. A replay of the conference call and webcast will be archived on the Company's website for at least 30 days.

About Sonoco

Founded in 1899, Sonoco (NYSE: SON) is a global provider of consumer, industrial, healthcare and protective packaging. With net sales of approximately $5.6 billion in 2021, the Company has 22,000 employees working in approximately 300 operations in 32 countries, serving some of the world’s best-known brands in some 85 nations. Sonoco is committed to creating sustainable products, services and programs for our customers, employees and communities that support our corporate purpose of Better Packaging. Better Life. The Company ranked first in the Packaging sector on Fortune’s World’s Most Admired Companies for 2022 as well as being included in Barron’s 100 Most Sustainable Companies for the fourth consecutive year. For more information, visit www.sonoco.com.

1 North Second Street

Hartsville, S.C. 29550 USA

843/383-7794

www.sonoco.com

Sonoco Raises Second-Quarter 2022 Financial Guidance - Page 2

Non-GAAP Financial Measures and Reconciliations

Base net income per diluted share mentioned in this release is a non-GAAP financial measure adjusted to exclude restructuring-related items, asset impairment charges, acquisition/divestiture-related expenses, non-operating pension costs, amortization expense on acquisition intangibles, certain income tax-related events and other items, if any, the exclusion of which the Company believes improves comparability and analysis of the ongoing operating performance of the business.

This non-GAAP financial measure is not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. In addition, this non-GAAP financial measure is not based on any comprehensive set of accounting rules or principles. Sonoco management does not, nor does it suggest that investors should, consider this non-GAAP financial measure in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Sonoco presents this non-GAAP financial measure to provide users information to evaluate Sonoco’s operating results in a manner similar to how management evaluates business performance. Material limitations associated with the use of such measures are that they do not reflect all period costs included in operating expenses and may not reflect financial results that are comparable to financial results of other companies that present similar costs differently. Furthermore, the calculation of this non-GAAP measures is based on subjective determinations of management regarding the nature and classification of events and circumstances that the investor may find material and view differently.

Whenever Sonoco uses a non-GAAP financial measure, except with respect to guidance, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Whenever reviewing a non-GAAP financial measure, investors are encouraged to fully review and consider the related reconciliation.

For the second quarter ending July 3, 2022, the Company currently projects GAAP net income attributable to Sonoco will likely range from $125 million to $135 million, or $1.27 to $1.37 per diluted share. The Company currently projects that after-tax non-GAAP adjustments will total approximately $33 million, largely consisting of approximately $16 million of items related to amortization of acquired intangibles, $10 million in acquisition and restructuring-related costs, and $5 million in LIFO reserve adjustments, resulting in base earnings of $158 million to $167 million, or $1.60 to $1.70 per diluted share. However, actual non-GAAP adjustments could be substantially different and other expenses may be incurred during the remainder of the quarter that are not currently contemplated.

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Sonoco Raises Second-Quarter 2022 Financial Guidance - Page 3

The following tables present the reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures for the three-month periods ended April 3, 2022, April 4, 2021 and July 4, 2021:

	For the three months ended April 3, 2022
Dollars in thousands, except per share data	GAAP	Restructuring/ Asset Impairments(1)	Amortization of Acquisition Intangibles(2)	Acquisition/ Divestiture Related(3)	Other Adjustments(4)	Base
Operating profit	$169,061	$12,142	$18,800	$48,352	$12,438	$260,793
Non-operating pension costs	1,324	—	—	—	(1,324)	—
Interest expense, net	19,065	—	—	—	—	19,065
Income before income taxes	148,672	12,142	18,800	48,352	13,762	241,728
Provision for income taxes	35,289	1,635	4,630	11,756	7,738	61,048
Income before equity in earnings of affiliates	113,383	10,507	14,170	36,596	6,024	180,680
Equity in earnings of affiliates, net of tax	2,224	—	—	—	—	2,224
Net income	115,607	10,507	14,170	36,596	6,024	182,904
Net (income)/loss attributable to noncontrolling interests	(274)	61	—	—	—	(213)
Net income attributable to Sonoco	115,333	10,568	14,170	36,596	6,024	182,691
Per diluted common share*	$1.17	$0.11	$0.14	$0.37	$0.06	$1.85

*Due to rounding individual items may not sum across

(1)	Restructuring/asset impairment charges are a recurring item as Sonoco’s restructuring programs usually require several years to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to the varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the impairment of assets and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur. In the first quarter of 2022, the Company recognized asset impairment charges of $5,713 related to the Company's decision to exit its operations in Russia given the ongoing Russia-Ukraine conflict. Of the $12,142 in restructuring/asset impairments, approximately $6,300 were cash expenses.

(2)	Beginning in 2022, the Company redefined base results to exclude amortization of intangible assets related to acquisitions.

(3)	Consists of legal, professional, and other service fees related to acquisition and divestiture transactions, whether potential or consummated, and charges related to the partial amortization of inventory "step-ups" associated with purchase accounting adjustments on acquisition transactions. The majority of these charges relate to the January 2022 acquisition of Ball Metalpack.

(4)	Other Adjustments include after-tax charges of $14,217 related to increases in the Company's LIFO reserve. The remaining $8,193 after-tax net gain relates to certain derivative transactions and discrete tax adjustments, which were partially offset by non-operating pension charges.

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Sonoco Raises Second-Quarter 2022 Financial Guidance - Page 4

	For the three months ended April 4, 2021
Dollars in thousands, except per share data	GAAP	Restructuring/ Asset Impairments(1)	Amortization of Acquisition Intangibles(2)	Acquisition/ Divestiture Related(3)	Other Adjustments(4)	Base
Operating profit	$120,309	$6,846	$12,749	$10,025	$2,487	$152,416
Non-operating pension costs	7,284	—	—	—	(7,284)	—
Interest expense, net	17,731	—	—	—	—	17,731
Income before income taxes	$95,294	$6,846	$12,749	$10,025	$9,771	$134,685
Provision for income taxes	24,045	1,626	3,158	2,123	3,510	34,462
Income before equity in earnings of affiliates	$71,249	$5,220	$9,591	$7,902	$6,261	$100,223
Equity in earnings of affiliates, net of tax	1,044	—	—	—	—	1,044
Net income	$72,293	$5,220	$9,591	$7,902	$6,261	$101,267
Net loss attributable to noncontrolling interests	4	—	—	—	—	4
Net income attributable to Sonoco	$72,297	$5,220	$9,591	$7,902	$6,261	$101,271
Per diluted common share*	$0.71	$0.05	$0.09	$0.08	$0.06	$1.00

*Due to rounding individual items may not sum across

(1)	Restructuring charges are a recurring item as Sonoco’s restructuring programs usually require several years to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to the varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the impairment of assets and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur. Asset impairment charges totaling $4,149 were recognized in 2021 related to certain assets in the Company's perimeter-of-the-store thermoforming operations and temperature-assured packaging business for which the projected undiscounted cash flows were not sufficient to cover their carrying value.

(2)	Beginning in 2022, the Company redefined base results to exclude amortization of intangible assets related to acquisitions. Prior year has been revised to conform with current year presentation.

(3)	Consists of legal, professional, and other service fees related to acquisition and divestiture transactions, whether potential or consummated.

(4)	Includes non-operating pension costs, the loss from the divestiture of the U.S. display and packaging business, partially offset by gains from insurance proceeds.

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Sonoco Raises Second-Quarter 2022 Financial Guidance - Page 5

	For the three months ended July 4, 2021
Dollars in thousands, except per share data	GAAP	Restructuring/ Asset Impairment(1)	Amortization of Acquisition Intangibles	Other Adjustments(2)	Base
Operating profit	$135,291	$(1,445)	$12,111	$(5,236)	$140,721
Non-operating pension costs	555,009	—	—	(555,009)	—
Interest expense, net	14,794	—	—	2,165	16,959
Loss from the early extinguishment of debt	20,184	—	—	(20,184)	—
(Loss)/income before income taxes	$(454,696)	$(1,445)	$12,111	$567,792	$123,762
(Benefit from) Provision for income taxes	(118,151)	715	3,000	146,939	32,503
(Loss)/income before equity in earnings of affiliates	$(336,545)	$(2,160)	$9,111	$420,853	$91,259
Equity in earnings of affiliates, net of tax	2,306	—	—	—	2,306
Net (loss)/income	$(334,239)	$(2,160)	$9,111	$420,853	$93,565
Net loss attributable to noncontrolling interests, net of tax	169	—	—	—	169
Net (loss)/income attributable to Sonoco	$(334,070)	$(2,160)	$9,111	$420,853	$93,734
Diluted weighted average common shares outstanding(3)	100,082	—	—	543	100,625
Per diluted common share*	$(3.34)	$(0.02)	$0.09	$4.18	$0.93

*Due to rounding individual items may not sum across

(1)	Restructuring/Asset impairment charges are a recurring item as Sonoco’s restructuring actions usually require several years to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to the varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the impairment of assets and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

(2)	Other Adjustments are primarily comprised of costs related to potential and actual acquisitions and divestitures, non-operating pension costs (including settlement charges), losses on the early extinguishment of debt, gains from insurance proceeds, and gains/losses from the divestiture of businesses, net of the applicable tax effect.

(3)	Due to the magnitude of certain expenses considered by management to be non-base, the Company reported a 2021 GAAP net loss attributable to Sonoco. In instances where a company incurs a net loss, including potential common shares in the denominator of a diluted earnings per-share computation will have an antidilutive effect on the per-share loss. GAAP therefore requires the exclusion of any unexercised share awards or other like instruments for purposes of calculating weighted average shares outstanding. Accordingly, the Company did not include any unexercised share awards or other like instruments in calculating weighted average shares outstanding for GAAP purposes in the table above, which resulted in basic weighted average common shares outstanding and diluted weighted average common shares outstanding being the same. However, the Company also presents base net income attributable to Sonoco, which excludes the net non-base items. In order to maintain consistency and comparability of base diluted EPS, dilutive unexercised share awards were included in the calculation to the same extent they would have been had GAAP net income attributable to Sonoco been equal to base net income attributable to Sonoco.

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Sonoco Raises Second-Quarter 2022 Financial Guidance - Page 6

Forward-looking Statements

Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, price/cost recovery across Sonoco’s business, expected benefits from the acquisition of Ball Metalpack, trends in customer demand, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, among other things, risks relating to Sonoco’s ongoing integration of Ball Metalpack, Sonoco’s ability to manage inflationary pressure and other macroeconomic trends, including demand trends, and shortages or disruptions in supply chains. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements.

Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its website, sec.gov, and from the Company’s investor relations department and the Company’s Investor Relations website, https://investor.sonoco.com.

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